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                                                                 EXHIBIT 10.165


                        [Citibank Letterhead]

                                             August 27, 1997

Extending Lenders party to the
364-Day Credit Agreement
referred to below

                    Maxtor 364-Day Credit Agreement

Ladies and Gentlemen:

     Reference is made to the 364-Day Credit Agreement dated as of August 29, 1996 among Maxtor Corporation as Borrower (the "Borrower"), the Lenders party thereto (the "Lenders"), the Co-Agents and Manager named therein and Citicorp, USA ("Citicorp"), as successor Agent to Citibank, N.A. (as amended, the "Credit Agreement"). Please be advised that pursuant to Section 2.05(c) of the Credit Agreement and, in light of current market conditions, the Borrower submitted a formal request for the Lenders to extend their Commitments for $96,000,000 for a further 364 days. You are hereby advised that set forth on Schedule 1 hereto is a list of the Lenders ("Extending Lenders") who have agreed to so extend their Commitments in response to this request and the amount of the Commitments so extended.

     By agreeing to the foregoing extension of such Commitments, the Extending Lenders hereby consent to the variation from the notification requirements for renewal stated in the foregoing extension provision on the terms and conditions referred to herein.

     Pursuant to the commitment letter received from you by Citicorp, please countersign this letter, which will operate as the requisite notice of extension, and return it by facsimile to Robert Wetrus at Citibank, N.A., FAX:
212-832-9213 by 5:00 PM New York City time on Wednesday, August 27, 1997.


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364-Day Lenders                      2                  August 27, 1997

     Also enclosed is a memorandum from our attorneys, Shearman & Sterling, noting a technical correction to the existing documentation.

     Please feel free to contact Robert Wetrus of Citibank, N.A., at (212) 559-3496 if you require any further clarification.

                                       Very truly yours

                                        /s/ Robert Wetrus

                                       CITICORP SECURITIES, INC.

Agreed to and accepted:

THE SUMITOMO BANK, LTD.,
SAN FRANCISCO BRANCH

-----------------------
By:
Its:

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                                 SCHEDULE 1

Extending Lender                   Commitment Amount
----------------                   -----------------
ABN Amro Bank                         $4,000,000
Citibank, N.A.                       $17,000,000
Fleet Bank                            $6,000,000
Sumitomo Bank                         $4,000,000






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                              SHEARMAN & STERLING

                                August 27, 1997

Memorandum to:  Lenders party to the 3-Year and
                364-Day Credit Agreement
                referred to below

                 Maxtor 364-Day and 3-Year Credit Agreements
                 -------------------------------------------

     Reference is made to the 364-Day Credit Agreement and 3-Year Credit Agreement, both dated as of August 29, 1996 among Maxtor Corporation as Borrower (the "Borrower"), the Lenders party thereto (the "Lenders"), the Co-Agents and Manager named therein and Citicorp, USA ("Citicorp"), as successor Agent to Citibank, N.A. (as amended, the "Credit Agreements").

     In reviewing the documentation relating to the extension of the 364-Day Credit Agreement, it has come to our attention that Schedule 5.02(b)(iii)(A) in some of the veinbound copies for the 364-Day and 3-Year Credit Agreements, which agreements were executed at the same time last August, may have been unintentionally reversed in the compilation of such documents.

     In order to make sure that everyone has a correct set of documents, we have attached hereto for each of the Credit Agreements, clearly marked for attachment thereto, Schedules 5.02(b)(iii)(A), which should be substituted in your copies of the 3-Year and/or 364-Day Credit Agreements.

     If you have any questions, please call me at (212) 848-8287.

                                                Philip R. Strauss

Attachments

cc:  Robert Wetrus, Citibank, N.A.
     Emily Berlin, Shearman & Sterling
     Elizabeth Stairs, Shearman & Sterling

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                           3-Year Credit Agreement


                           SCHEDULE 5.02 (b)(iii)(A)

                          PERMITTED DEBT TRANSACTIONS

1. Non-Recourse Trade Receivables Securitization program with Citibank Securities, Inc., to be increased by $50 Million as extended in accordance with its terms.

2. $121 Million 364 day Credit Agreement between Maxtor Corporation and Syndicate lenders dated August 23, 1996 as extended in accordance with its terms.

3. $20 Million Intercompany Loan between Maxtor Corporation and Hyundai Electronics of America as extended in accordance with its terms.

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                          364-Day Credit Agreement


                          SCHEDULE 5.02(b)(iii)(A)

                         PERMITTED DEBT TRANSACTIONS

1. Non-Recourse Trade Receivables Securitization program with Citibank Securities Inc., to be increased by $50 Million as extended in accordance with its terms.

2. $129 Million 3 year Credit Agreement between Maxtor Corporation and Syndicate lenders dated August 23, 1996.

3. $20 Million Intercompany Loan between Maxtor Corporation and Hyundai Electronics of America as extended in accordance with its terms.